SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Enterprise Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
                 -------------------------------------------------

        (2)      Aggregate number of securities to which transaction applies:
                 -------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                 -------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:
                  -------------------------------------------------

         (5)      Total fee paid:
                  -------------------------------------------------

[  ]     Fee paid previously with preliminary materials: _________________

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)      Amount previously paid:
                  -------------------------------------------------

         (2)      Form, Schedule or Registration Statement No:
                  -------------------------------------------------

         (3)      Filing party:
                  -------------------------------------------------

         (4)      Date Filed:
                  -------------------------------------------------

                                                                 March 20, 1997


Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting of the Stockholders (the "Annual Meeting") of Enterprise Bancorp, Inc. (the "Company"), the parent holding company of Enterprise Bank and Trust Company, to be held Tuesday, May 6, 1997 at 4:00 p.m. local time, at the Sheraton Inn Riverfront, 50 Warren Street, Lowell, Massachusetts.

         The Annual Meeting has been called for the following purposes:

         1. To elect four Directors of the Company, each for a three-year term;

         2. To ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company's 1996 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 1996, including the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission.

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

         Thank you for returning your proxy. We appreciate your continuing support of the Company.

                                   Sincerely,



                                   George L. Duncan
                                   Chairman of the Board
                                    and Chief Executive Officer

                            ENTERPRISE BANCORP, INC.

                              222 MERRIMACK STREET
                           LOWELL, MASSACHUSETTS 01852
                            TELEPHONE: (508) 459-9000
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Tuesday, May 6, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Enterprise Bancorp, Inc. (the "Company") will be held at the Sheraton Inn Riverfront, 50 Warren Street, Lowell, Massachusetts at 4:00 p.m. local time on Tuesday, May 6, 1997 for the following purposes:

         1. To elect Gerald G. Bousquet, Kathleen M. Bradley, James F. Conway, III and Nancy L. Donahue as Directors of the Company, each to serve for a three-year term (Proposal One);

         2. To ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 (Proposal Two); and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 10, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                           By Order of the Board of Directors


                                           Arnold S. Lerner
                                           Clerk
Lowell, Massachusetts
March 20, 1997

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                            ENTERPRISE BANCORP, INC.

                              222 MERRIMACK STREET
                           LOWELL, MASSACHUSETTS 01852
                            Telephone: (508) 459-9000

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on Tuesday, May 6, 1997


General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the "Company"), the parent holding Company of Enterprise Bank and Trust Company (the "Bank"), for the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on Tuesday, May 6, 1997 at 4:00 p.m. local time, at the Sheraton Inn Riverfront, 50 Warren Street, Lowell, Massachusetts and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 20, 1997.

         The Annual Meeting has been called for the following purposes: (1) to elect a class of four Directors of the Company, each for a three-year term; (2) to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Company is a Massachusetts corporation and a registered bank holding company. The Company was initially organized on February 29, 1996 and became the parent corporation of the Bank pursuant to a reorganization of the Bank into a holding company structure, which was completed on July 26, 1996.

Record Date

         The Board of Directors has fixed the close of business on March 10, 1997 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of record of the Company's common stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the close of business on the Record Date, there were 1,576,192 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting and any adjournments thereof. As of such date there were approximately 594 holders of record of the Common Stock. The holders of each share of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof.

Proxies

         Holders of the Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope which requires no postage if mailed in the United States. If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted
(1) FOR the election of Gerald G. Bousquet, Kathleen M. Bradley, James F. Conway, III and Nancy L. Donahue, the four nominees of the Board of Directors, as Directors of the Company, (2) FOR the ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and (3) in such manner as management's proxy-holders shall decide on such other matters as may properly come before the Annual Meeting.

         The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Arnold S. Lerner, Clerk.

         It is not anticipated that any matters other than those set forth in the foregoing proposals (1) and (2) contained in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

         In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities.
Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.

Quorum; Vote Required

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and "broker non-votes" (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect a class of four Directors of the Company (Proposal One). Abstentions and broker non-votes will not be counted as "votes cast" for purposes of electing a class of four Directors of the Company and, therefore, will not affect the election of Directors of the Company. Approval of the proposal to ratify the appointment of independent auditors (Proposal Two) requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be included among the votes deemed to be cast at the Annual Meeting for purposes of approving the proposal to ratify the appointment of independent auditors and, therefore, will not have the effect of either votes "for" or votes "against" this proposal.

         A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

         The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock which they are entitled to vote in favor of each of proposals (1) and (2) presented herein. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 467,745 shares of the Common Stock representing approximately 29.68% of the outstanding shares of the Common Stock as of such date.

                  PROPOSAL ONE - ELECTION OF CLASS OF DIRECTORS

         The Company's By-Laws provide that the number of Directors shall be set by a majority vote of the entire Board of Directors, which has been set at 13. Under the Company's Articles of Organization and ByLaws, this number shall be divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

         At the Annual Meeting, there are four Directors to be elected to serve until the 2000 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated each of Gerald G. Bousquet, Kathleen M. Bradley, James F. Conway, III and Nancy L. Donahue, for election as a Director for a three-year term.

         Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.


Recommendation of Directors

         The Board of Directors recommends that the stockholders vote FOR the election of Gerald G. Bousquet, Kathleen M. Bradley, James F. Conway, III and Nancy L. Donahue, the four nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2000 annual meeting of stockholders and until their successors are elected and qualified.


Information Regarding Directors and Nominees

         The following table sets forth certain information for each of the four nominees for election as Directors at the Annual Meeting and for those continuing Directors whose terms expire at the annual meetings of the Company's stockholders in 1998 and 1999. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.


                                                    Nominees
                                             (Term to Expire in 2000)


Name, Age and Principal Occupation                                                           Director Since (1)
Gerald G. Bousquet, M.D. (63)                                                                       1988
 Physician; director and partner in
 several health care facilities
Kathleen M. Bradley (72)                                                                            1988
 Former Owner, Westford Sports Center, Inc.
James F. Conway, III (44)                                                                           1989
 Chairman, Chief Executive Officer and President
 Courier Corporation
Nancy L. Donahue (66)                                                                               1988
 Chair of the Board of Trustees, Merrimack Repertory Theatre


                                               Continuing Directors
                                             (Term to Expire in 1998)


Name, Age and Principal Occupation                                                           Director Since (1)
Walter L. Armstrong (60)                                                                            1989
 Executive Vice President of the Bank
George L. Duncan (56)                                                                               1988
 Chairman and Chief Executive Officer of the Company since its inception;
 Chairman and Chief Executive Officer of the Bank
John P. Harrington (54)                                                                             1989
 Since February 1995, Senior Vice President,
 Colonial Gas Company; prior thereto, Vice
 President, Colonial Gas Company; Director, Colonial Gas Company
Charles P. Sarantos (71)                                                                            1991
 Chairman, C&I Electrical Supply Co., Inc.
Michael A. Spinelli (64)                                                                            1988
 Owner, Merrimac Travel and Action Six
 Travel Network



                                       -4-





                                               Continuing Directors
                                             (Term to Expire in 1999)


Name, Age and Principal Occupation                                                           Director Since (1)
Kenneth S. Ansin (32)                                                                               1994
 President and Chief Executive Officer,
 L.B. Evans Company; President and
 Chief Executive Officer of  Ansewn
 Shoe Company
Eric W. Hanson (53)                                                                                 1991
 Chairman and President
 D.J. Reardon Company, Inc.
Arnold S. Lerner (67)                                                                               1988
 Partner in WLLH Radio (Lowell)
 and in several other radio stations;
 Director, Courier Corporation
Richard W. Main (49)                                                                                1989
 President of the Company since its inception;
 President, Chief Operating Officer and
 Chief Lending Officer of the Bank

--------------------------------

(1) All of the Directors are also Directors of the Bank, and the years listed in the foregoing tables are the respective years in which each named individual became a Director of the Bank. Each Director became a Director of the Company in 1996 in conjunction with the reorganization in such year of the Bank into a holding company structure.


Meetings of Board of Directors and Committees

         There were three (3) meetings (or actions in lieu of meetings) of the Board of Directors from February 29, 1996 (the date on which the Company was initially organized) through December 31, 1996. During such period, all directors attended more than 75% in the aggregate of such total number of meetings held by the Board of Directors and the total number of meetings of each of the committees of the Board of Directors on which he or she served.

         The Company's Board of Directors maintains three standing committees, an executive committee, an audit committee and a compensation committee. The executive committee, composed of Messrs. Duncan and Lerner, together with two additional members chosen to serve on a three-month rotating basis, is authorized to manage and transact the business of the Company. The audit committee, composed of Ms. Bradley and Messrs. Hanson, Harrington and Spinelli, recommends to the Board of Directors the appointment of an independent certified public accounting firm to serve as independent auditors to the Company, and oversees and reviews all internal audit examinations and reports and reviews all reports of examination of the Company prepared by regulatory authorities. The compensation committee, composed of Messrs. Conway, Hanson and Lerner, is responsible for overseeing the administration of the employee benefit and compensation programs of the Company. As the Company's business activities since its inception have been confined principally to, initially, activities relating to its organization and subsequent acquisition of all of the capital stock of the Bank, and, subsequently, holding all such capital stock, none of the committees of the Company's Board of Directors were required to meet during the period from February 29, 1996 (the date on which the Company was initially organized) through December 31, 1996.

         The Bank's Board of Directors, which met twelve (12) times during the year ended December 31, 1996, has an executive committee, audit committee, compensation/personnel committee, investment and asset/liability committee, marketing committee, banking technology committee, trust committee, overdue loan review committee and ECOA (Equal Credit Opportunity Act) committee.

         Executive Committee. The executive committee is authorized to manage and transact the business of the Bank. In addition, loans over certain amounts must be pre-approved by at least two members of the executive committee. Messrs. Duncan (chair of the committee) and Lerner serve as permanent members of the executive committee, while two members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors. The committee held twelve (12) meetings in 1996.

         Audit Committee. The audit committee oversees and reviews all internal audit examinations and reports and reviews all reports of examination of the Bank prepared by bank regulatory authorities. The current members of the committee are Ms. Bradley and Messrs. Hanson, Harrington and Spinelli (chair of the committee). The committee held five (5) meetings in 1996.

         Compensation/Personnel Committee. The compensation/personnel committee is responsible for overseeing the administration of the employee benefit and compensation programs of the Bank. Messrs. Conway (chair of the committee), Hanson and Lerner serve on the committee. The committee held ten (10) meetings in 1996.

         Investment and Asset/Liability Committee. The investment and asset/liability committee is authorized to develop and refine the strategic investment portfolio objectives of the Bank to ensure that the Bank maintains a portfolio consistent with sound investment and banking practices. Messrs. Conway, Duncan, Lerner (chair of the committee) and Main serve on the committee. Two additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Bank's Board of Directors.
The committee held thirteen (13) meetings in 1996.

         Marketing Committee. The marketing committee reviews the Bank's marketing activities. The current members of the committee are Messrs. Ansin, Armstrong, Duncan, Harrington, Lerner, Main, and Ms. Donahue (chair of the committee). The committee held two (2) meetings in 1996.

         Banking Technology Committee. The banking technology committee is responsible for overseeing the administration of the Bank's data processing function. Messrs. Ansin, Bousquet, Main and Sarantos (chair of the committee) serve on the committee. The committee held four (4) meetings in 1996.

         Trust Committee. The trust committee is responsible for overseeing trust activities including administering trust policy and reviewing trust accounts. Messrs. Conway, Duncan, Lerner (chair of the committee) and Main serve on the committee. The committee held twelve (12) meetings in 1996.

         Overdue Loan Review Committee. The overdue loan review committee reviews and assesses all loan delinquencies. The current members of the committee are Messrs. Armstrong, Bousquet (chair of the committee), Harrington, Main, Sarantos, and Mesdames Bradley and Donahue. The committee held four (4) meetings in 1996.

         ECOA Committee. The ECOA committee is responsible for reviewing, enhancing and developing policies and procedures to combat possible discrimination in lending. Mr. Ansin and Ms. Donahue (chair of the committee) serve on the committee, which did not meet in 1996.


Information Regarding Executive Officers and Other Significant Employees

         Set forth below is certain information regarding the executive officers and other significant employees of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information has been provided above. Each individual named below has held his or her position for at least five years, except as otherwise indicated.


Name                                Age               Position

Brian H. Bullock                    39                Senior Vice President and Chief Commercial Lender of
                                                      the Bank since December 1996; prior thereto, Senior
                                                      Vice President and Commercial Lending Officer of the
                                                      Bank
John P. Clancy, Jr.                 39                Treasurer of the Company since its inception; Senior
                                                      Vice President, Chief Financial Officer, Treasurer and
                                                      Chief Investment Officer of the Bank since December
                                                      1996; prior thereto, Senior Vice President, Chief
                                                      Financial Officer and Treasurer of the Bank
Robert R. Gilman                    51                Executive Vice President, Administration, and
                                                      Commercial Lender of the Bank since December 1996;
                                                      prior thereto, Senior Vice President, Administration,
                                                      and Commercial Lender of the Bank
Stephen J. Irish                    42                Senior Vice President and Chief Information and Chief
                                                      Operations Officer of the Bank since December 1996;
                                                      prior thereto, Senior Vice President and Chief
                                                      Information Officer of the Bank
Diane J. Silva                      39                Senior Vice President and Mortgage Lending Officer of
                                                      the Bank
D. Eric Thomson                     64                Senior Vice President and Senior Trust Officer of the
                                                      Bank
Janice R. Villanucci                44                Senior Vice President and Manager of Customer
                                                      Support of the Bank


Executive Compensation

         Summary Compensation Table. The following table sets forth the compensation paid by the Company (through the Bank) for services rendered in all capacities during the year ended December 31, 1996, to the chief executive officer and each of the four most highly compensated executive officers of the Bank (the "Named Executive Officers"). The Company does not employ any persons, other than through the Bank.


                                            Summary Compensation Table


                                                                                             Long-Term
                                                           Annual                          Compensation
                                                        Compensation                          Awards
                                                        ------------                       ------------
                                                                                 Securities
                                                    Salary        Bonus          Underlying            All Other
Name and Principal Position           Year            ($)          ($)           Options(#)        Compensation (1)
---------------------------           ----           -----        -----          ----------        ------------

George L. Duncan                      1996       $156,250      $ 78,219            5,500               $  25,335 (2)
Chairman and Chief                    1995       $156,250      $ 50,387            5,500               $   4,625
Executive Officer of the              1994       $156,250      $ 19,180            - 0 -               $   3,854
Company and the Bank


Richard W. Main                       1996       $124,345      $ 62,255            2,750               $   4,750
President of the Company and          1995       $124,345      $ 39,950            2,750               $   4,625
President, Chief Operating            1994       $124,345      $ 15,232            - 0 -               $   3,908
Officer and Chief Lending
Officer of the Bank


Walter L. Armstrong                   1996       $119,600         - 0 -            1,500               $   4,750
Executive Vice President,             1995       $115,943         - 0 -            1,000               $   4,625
Business Development, of the          1994       $118,960         - 0 -            - 0 -               $   3,472
Bank


Robert R. Gilman                      1996       $ 96,180      $ 15,052            1,500               $   4,700
Executive Vice President,             1995       $ 96,180      $ 17,793            1,000               $   3,892
Administration, and                   1994       $ 96,180      $ 11,782            - 0 -               $   2,803
Commercial Lender of the
Bank


John P. Clancy, Jr.                   1996       $ 93,767      $ 14,675            1,500               $   4,400
Treasurer of the Company and          1995       $ 93,767      $ 17,347            1,000               $   4,218
Senior Vice President, Chief          1994       $ 93,767      $ 11,487            - 0 -               $   2,914
Financial Officer, Treasurer
and Chief Investment Officer
of the Bank

-----------------

(1) Reflects the Bank's matching contribution on behalf of each Named Executive Officer to the Bank's existing 401(k) plan.

(2) Includes the dollar value, in an amount of $20,710, of the benefit to Mr. Duncan of a portion (unrelated to term insurance coverage) of the annual premium paid by the Bank under a split-dollar life insurance policy projected on an actuarial basis. The premiums paid by the Bank over the life of the policy will be fully recovered by the Bank.

Director Compensation

         The Company pays no separate compensation to the Directors for their service as members of the Company's Board of Directors. The Bank pays $200 to Directors for Board of Directors meetings, $200 to Directors for executive committee meetings, $150 to Directors for all other committee meetings, a $100 monthly retainer to all Directors and a $100 monthly retainer to executive committee members. The Bank also pays a $100 monthly retainer to the vice-chairman of the Board of Directors, a $200 monthly retainer to the Clerk of the Bank and $200 to the chairpersons of the investment and asset/liability, trust, banking technology, ECOA, compensation/personnel, overdue loan review, audit and marketing committees for each meeting attended. Directors who are also salaried employees or officers of the Bank are not paid for attending Board of Directors or committee meetings.

Employment Agreements

         The Bank has entered into employment agreements with each of Messrs. Duncan and Main.

         The term of Mr. Duncan's agreement is a "rolling" three (3) years until and unless terminated based on the occurrence of any of the following events:
(i) thirty-six (36) months after notice is given by the Bank to Mr. Duncan that it no longer desires to extend the agreement; (ii) the death of Mr. Duncan;
(iii) the termination of Mr. Duncan by the Bank for cause; (iv) sixty (60) days after notice is given by Mr. Duncan to the Bank at any time after the occurrence of a Business Combination as defined in the Bank's articles of organization; and
(v) sixty (60) days after notice is given by Mr. Duncan to the Bank following the Board of Directors' failure to re-elect Mr. Duncan as the chief executive officer of the Bank.

         Mr. Duncan receives a minimum annual base salary under the agreement of $156,250, which is subject to periodic upward adjustments as determined by the Board of Directors. In addition to his base salary, Mr. Duncan is entitled to participate in all other benefit plans and otherwise receive all other fringe benefits that the Bank from time to time makes available to its officers.

         Following the occurrence of any Business Combination, Mr. Duncan has the option, upon 60 days advance written notice to the Bank, to terminate the agreement, in which event the Bank is obligated to pay Mr. Duncan 2.99 times his previous highest annual earnings under the agreement. If Mr. Duncan exercises the option to terminate under such circumstances, he is relieved of the non-competition restrictions that would otherwise apply upon his termination of the agreement.

         If the Board of Directors fails to re-elect Mr. Duncan chief executive officer at any time during the period of the agreement, then Mr. Duncan has the options, upon sixty (60) days advance written notice to the Bank to (i) remain as a full-time employee; (ii) terminate the agreement; or (iii) serve the Bank as a consultant in lieu of serving in another capacity. In the event Mr. Duncan elects to terminate the agreement because he is no longer the chief executive officer, he shall receive compensation from the Bank for two (2) years. The compensation shall equal the highest annual earnings paid to Mr. Duncan during any year of the agreement. During the two-year period he is receiving payments under the agreement and in consideration of the compensation to be paid to him, Mr. Duncan is prohibited from competing with the Bank. In the event Mr. Duncan elects to serve as a consultant to the Bank, he would be required to devote approximately one-half of his time to the business and affairs of the Bank and would receive as compensation a salary equal to one-half of the highest annual earnings paid to him during the period in which he served the Bank in the capacity of chief executive officer.

         If Mr. Duncan becomes disabled during the term of the agreement, then the Bank may elect to stop paying Mr. Duncan his regular annual earnings and, upon notice, pay Mr. Duncan during the period of his disability an amount equal to seventy-five percent of the highest annual earnings paid to him during the term of the agreement less any amounts payable to him under the Bank's group disability plan. If Mr. Duncan dies while the agreement is in effect, then the Bank will continue to provide health insurance coverage under its group plan to Mr. Duncan's spouse and children in accordance with certain conditions specified in the agreement.

         Under the terms of the agreement, Mr. Duncan is prohibited from competing with the Bank during the two-year period from the date on which the agreement is terminated for any reason, except as described above in the event of Mr. Duncan's termination of the agreement following a Business Combination. During each year of the two-year non-compete period, Mr. Duncan would be entitled to receive salary payments at least equal to seventy percent of the highest annual earnings paid to him during any year of the term of the agreement.

         The terms of Mr. Main's employment agreement are substantially equivalent to those of Mr. Duncan's employment agreement, except that (i) the term of Mr. Main's agreement is for a "rolling" two (2) years; (ii) Mr. Main's minimum annual base salary is $124,345; (iii) the office which the agreement contemplates will be held by Mr. Main is the office of president; and (iv) Mr. Main's potential termination payment following a Business Combination is two (2) times his previous highest annual earnings under the agreement.

Split-Dollar Agreement

         The Bank has entered into a split-dollar agreement with Mr. Duncan, pursuant to which the Bank pays the annual premiums due on an insurance policy covering the life of Mr. Duncan, which has been assigned to the Bank by Mr. Duncan as collateral for the amounts to be advanced by the Bank under the agreement. The face amount of the policy is $2,172,584. Upon the death of Mr. Duncan, the Bank will receive a portion of the death benefit payable under the policy equal to the total amount of its share of the premiums previously paid by it, and the balance of such death benefit will be payable to such beneficiary(ies) designated by Mr. Duncan. Upon Mr. Duncan's termination of employment with the Bank, he will have a right to receive the cash value of the policy, if any, in excess of the amount payable to the Bank pursuant to its collaterally assigned interest in the policy. The annual premium payment by the Bank is $143,800, of which a small portion is attributed to term insurance coverage and is allocated as taxable annual income to Mr. Duncan (e.g., $5,000 in the first year of the policy and increasing to $9,380 in the ninth year of the policy). At the end of the tenth policy year, and thereafter assuming that Mr. Duncan were to retire from employment with the Bank at such time, the Bank would have a cash value and corresponding death benefit interest in the policy of $1,232,524, while Mr. Duncan would have a right to a projected annual annuity payment of $89,513, with a projected cash value interest in the policy of $257,796 (increasing to a projected $295,232 by the end of the twenty-eighth policy year) and a projected death benefit of $574,837 (decreasing to a projected $518,242 by the end of the twenty-eighth policy year).

Stock Option Plan

         The Company's 1988 stock option Plan (the "Stock Option Plan"), which was assumed by the Company from the Bank in connection with the Bank's reorganization into a holding company structure, serves as a performance incentive for the Company's (including the Bank's) officers and other employees. The Company does not maintain any "long-term incentive plans" as such term is used for purposes of the SEC's Regulation S-K.

         The Stock Option Plan is administered by the compensation committee. The compensation committee has complete authority to administer the Stock Option Plan, which includes the authority to determine the persons to whom options should be granted, the number of shares and the types of options to be offered, and other terms and conditions of the options.

         Under the Stock Option Plan, the compensation committee is authorized to grant options without further stockholder approval to officers and other employees of the Company to purchase up to 153,902 shares of the Common Stock at the fair market value of such shares at the date of grant. Shares of the Common Stock subject to an option granted under the Stock Option Plan which are not exercised prior to expiration of the option may be used for purposes of granting subsequent options. Neither the Stock Option Plan nor any other employee benefit plan maintained by the Company provides for the granting of "stock appreciation rights (SARs)" as such term is used for purposes of the SEC's Regulation S-K.

         Both "incentive stock options" and "non-qualified stock options" may be granted pursuant to the Stock Option Plan. The Company intends that the "incentive stock options" granted under the Stock Option Plan will qualify under
Section 422 of the Internal Revenue Code of 1986, as amended. The market value of all Common Stock available for the first time in any year under all such incentive stock options granted to any person under the Stock Option Plan is limited to $100,000. For this purpose, the value of the the Common Stock is determined at the date of grant of each such option. No gain or loss will be recognized by the Company or the employee as a result of the grant or exercise of an incentive stock option, and any gain realized by an optionee at the time of sale of the shares acquired upon exercise of an incentive stock option will be treated as a capital gain, provided that such shares are held by the optionee for at least one year after the date of exercise and two years after the date of grant. Only in the event that an optionee disposes of these shares prior to the close of the holding period will the Company be entitled to claim a tax deductible expense in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

         In the case of non-qualified stock options, an optionee will be deemed to receive income taxable at ordinary income rates upon exercise of a non-qualified stock option in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The amount of such taxable income will be a tax deductible expense to the Company.

         All options granted under the Stock Option Plan are required to have an exercise price per share equal to a least the fair market value of a share of the Common Stock on the date the option is granted. No option granted under the Stock Option Plan is exercisable after the date on which the optionee ceases to be employed by the Company (including the Bank) (except that if employment is terminated as a result of death or disability, options may be exercisable by the optionee or his or her estate as the case may be for up to one year thereafter), or if the optionee continues to be employed by the Company, after the tenth anniversary of the date on which the option was granted. Payment for shares purchased pursuant to an option may be made in cash or check.

         As of February 28, 1997, options to purchase a total of 127,650 shares were outstanding. A total of 26,300 options were granted in 1996. All options granted to date are classified as incentive stock options. Options to purchase 24,852 shares remain available to be granted. The exercise price for all of the options granted to date under the Stock Option Plan ranges from $11.00 to $14.00. The options are exercisable at the rate of 25% a year starting from either the employee's date of hire or the date of the option grant. As of February 28, 1997, of the options that have been granted under the Stock Option Plan, options to purchase 1,400 shares have been exercised. The following table shows individual grants of stock options to the Named Executive Officers during the year ended December 31, 1996.


                                              Option Grants in Last Fiscal Year
                                                Individual Grants in 1996

                                 Number of          Percent of Total
                                 Securities             Options
                                 Underlying            Granted to
                                  Options             Employee in           Exercise or Base
Name                            Granted (#)           Fiscal Year             Price ($/Sh )           Expiration Date
----                            -----------          -------------           ---------------          ---------------

George L. Duncan                   5,500                20.91%                   $14.00                  07/03/2006
Richard W. Main                    2,750                10.46%                   $14.00                  07/03/2006
Walter L. Armstrong                1,500                 5.70%                   $14.00                  07/03/2006
Robert R. Gilman                   1,500                 5.70%                   $14.00                  07/03/2006
John P. Clancy, Jr.                1,500                 5.70%                   $14.00                  07/03/2006

         The following table shows each exercise of stock options by the Named Executive Officers during the year ended December 31, 1996 and the unexercised stock options held by such persons as of such date:


                                  Aggregated Option Exercises in Last Fiscal Year
                                         and Fiscal Year-End Option Values

                                                                                     Number of
                                                                                    Securities                Value of
                                                                                    Underlying             Unexercised In-
                                                                                    Unexercised               the-Money
                                                                                 Options at Fiscal        Options at Fiscal
                               Shares Acquired                                     Year-End (#)             Year-End ($)
                                     on                                            Exercisable/             Exercisable/
Name                            Exercise (#)           Value Realized ($)          Unexercisable          Unexercisable (1)
----                           --------------          ------------------          -------------          -------------

George L. Duncan                    - 0 -                     ---                  21,175/9,625           $123,612/$30,937
Richard W. Main                     - 0 -                     ---                  10,587/4,813           $ 61,804/$15,464
Walter L. Armstrong                 - 0 -                     ---                  10,150/2,250           $ 60,275/$ 7,125
Robert R. Gilman                    - 0 -                     ---                   4,250/2,250           $ 24,875/$ 7,125
John P. Clancy, Jr.                 - 0 -                     ---                   3,750/2,250           $ 21,875/$ 7,125

--------------------

(1) The dollar values shown equal the product of (x) the difference between $17.00 (which represents the price at which shares of the Common Stock were, to the best knowledge of the Board of Directors, most recently traded in a privately negotiated arm's-length purchase and sale transaction between an unaffiliated buyer and seller) and the exercise price of the options and (y) the number of shares subject to the options.

Retirement Plan

         The Company maintains (through the Bank) a 401(k) plan (the "Plan"). For the year ended December 31, 1996, the Company's expense for contributions to the Plan totaled $86,964. The Company does not offer any other pension plan to employees.

         Eligible employees under the Plan may direct the Bank to reduce their current compensation, and contribute to the Plan, up to 15% of such compensation (the participant's "pre-tax contributions"). The Bank also makes contributions matching the portion of each participant's pre-tax contributions not exceeding 6% of such participant's compensation. The precise percentage amount of the Bank's pre-tax matching contributions is determined annually by the Board of Directors. The percentage match for the years 1990 through 1996 was 50% of the participants' first 6% of contributions. Participant pre-tax and matching contributions are invested according to participant's instructions in a limited number of investment funds.

         Amounts allocated to a participant's accounts under the Plan generally are not distributable prior to termination of employment, except that a participant's pre-tax contributions may be withdrawn by the participant on account of financial hardship and participants may borrow within limits from the Plan. Upon termination of employment, a participant is always entitled to a distribution of the value of his or her pre-tax contributions, but unless termination occurs after attainment of age 65, or on account of death or disability, a participant may be entitled to only a percentage of the value of his or her matching contributions.

Insurance and Other Benefits

         Full-time officers and employees have the option to be covered by group health and dental insurance, long-term disability insurance and life insurance which are available on the same terms to all employees who meet the required minimum hours. The Company pays for a portion of the cost. Tuition reimbursement is also available to employees for certain education programs.

Transactions with Certain Related Persons

         The Bank leases its headquarters from First Holding Trust. Mr. Duncan is a trustee of First Holding Trust and is a general partner of Old City Hall Limited Partnership which is, in turn, the beneficiary of First Holding Trust. Messrs. Main, Armstrong, Gilman and Clancy are limited partners of Old City Hall Limited Partnership. Mr. Duncan has a 17% ownership interest, and Messrs. Main, Armstrong, Gilman and Clancy each have a 5% ownership interest in Old City Hall Limited Partnership. Under the terms of the Bank's lease with First Holding Trust, the Bank paid $129,637 and $178,684, respectively, in rent, parking fees, taxes and maintenance for the years ended December 31, 1996 and December 31, 1995.

         Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, officers or stockholders of corporations, non-profit entities or members of partnerships which are customers of the Bank and which enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectibility or present other features unfavorable to the Bank.

          SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to Directors, Named Executive Officers and Directors and executive officers as a group and persons known to the Company who are known to be the beneficial owners of more than five percent (5%) of the the Common Stock as of February 28, 1997. Information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.


                                                  Shares of Common Stock               Percent of Total
Directors                                         Beneficially Owned (1)                  Common Stock
---------                                        ----------------------               -----------------

Kenneth S. Ansin                                       11,000                                 *
Walter L. Armstrong (2)                                13,250                                 *
Gerald G. Bousquet                                      7,000                                 *
Kathleen M. Bradley                                     7,000                                 *
James F. Conway, III                                       91                                 *
Nancy L. Donahue                                        5,000                                 *
George L. Duncan (3)                                  134,254                                8.52%
710 Andover Street
Lowell, MA  01852
Eric W. Hanson (4)                                     95,350                                6.05%
Three Boardwalk
Chelmsford, MA  01824
John P. Harrington                                        100                                  *
Arnold S. Lerner (5)                                  131,000                                8.31%
155 Pine Hill Road
Hollis, NH  03049
Richard W. Main (6)                                    23,887                                1.52%
Charles P. Sarantos (7)                                 9,600                                 *
Michael A. Spinelli                                    60,000                                3.81%

Other Named Executive Officers
------------------------------
Robert R. Gilman (8)                                    5,750                                 *
John P. Clancy, Jr. (9)                                 4,950                                 *
All Directors and  Executive Officers                 529,732                               33.60%
as a Group (20 Persons) (10)


                                                       -14-







Other 5% Stockholders
---------------------
Ronald M. Ansin                                       156,000                                9.90%
132 Littleton Road
Harvard, MA  01451

---------------------

*        Named individual beneficially owns less than 1% of total Common Stock.

(1) The information as to the Common Stock beneficially owned has been furnished by each such stockholder. All persons having sole voting and investment power over the shares, unless otherwise indicated.

(2) Includes 10,150 options to purchase the Common Stock which are currently vested, but which have not been exercised. This figure does not include an option to purchase up to 25,000 shares of the Common Stock owned by Mr. Duncan, which option was granted to Mr. Armstrong by Mr. Duncan.

(3) Includes 21,175 options to purchase the Common Stock which are currently vested but which have not been exercised, 2,500 shares owned by Mr. Duncan's wife and 2,500 shares owned by Mr. Duncan's children. Includes 50,000 shares owned by Mr. Duncan, which are subject to options granted by Mr. Duncan to Mr. Armstrong and Mr. Main.

(4) Includes 91,350 shares owned jointly with Mr. Hanson's wife and 4,000 shares owned by Mr. Hanson's children, with respect to which Mr. Hanson or his wife are the custodians.

(5) Includes 50,000 shares owned by Mr. Lerner's wife and 15,000 shares owned by Mr. Lerner's children as to which Mr. Lerner disclaims beneficial ownership.

(6) Includes 10,587 options to purchase the Common Stock which are currently vested but which have not been exercised, 3,900 shares owned jointly with Mr. Main's wife and 800 shares owned by Mr. Main's children, with respect to which Mr. Main is the custodian. This figure does not include an option to purchase up to 25,000 shares of the Common Stock owned by Mr. Duncan, which option was granted to Mr. Main by Mr. Duncan.

(7) Includes 4,000 shares owned jointly with Mr. Sarantos' wife and 1,000 shares owned jointly by Mr. Sarantos' wife and daughter.

(8) Includes 4,250 options to purchase the Common Stock, which are currently vested but which have not been exercised, and 1,500 shares owned by Mr. Gilman jointly with his wife.

(9) Includes 3,750 options to purchase the Common Stock, which are currently vested but which have not been exercised, and 1,200 shares owned by Mr. Clancy's children.

(10) Includes options to purchase shares of the Common Stock which are currently exercisable.

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed KPMG Peat Marwick LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1997.

         The Company is not required to submit the ratification and approval of the Board of Directors' appointment of independent auditors to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG Peat Marwick LLP, the Board of Directors may consider the vote and the reasons therefor in future decisions on its appointment of independent auditors.

         Representatives of KPMG Peat Marwick LLP are expected to attend the annual meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

Recommendation of Directors

         The Board of Directors recommends that the stockholders vote FOR the ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.



                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company intended to be presented at the 1998 Annual Meeting of the Company must be received by the Company no later than November 20, 1997 to be included in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Company's articles of organization and by-laws provide that any stockholder wishing to have any Director nominations or a stockholder proposal considered at an annual meeting must provide written notice of said nomination or stockholder proposal to the Clerk of the Company as set forth in the articles of organization and by-laws of the Company at its principal executive offices not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the schedule date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the scheduled date of the meeting was mailed or such disclosure was made, whichever first occurs. Any stockholder desiring to submit a nomination or proposal must comply with all of the procedural and informational requirements contained in the articles of organization and by-laws of the Company as applicable.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's Directors and executive officers and any other persons who own more than 10% of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file. To the Company's knowledge, based solely on information furnished to the Company for the year ended December 31, 1996, all such persons have complied with the applicable Section 16(a) reporting requirements for such year.

                                  OTHER MATTERS

         Shares represented by proxies in the enclosed form will be voted as stockholders direct. Proxies that contain no directions to the contrary will be voted in favor of the election of the four nominees to serve as Directors of the Company and the ratification of the appointment of independent auditors. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, proxies have discretionary authority to vote the shares according to their best judgment.


         WHETHER  OR  NOT  YOU  EXPECT  TO BE  PRESENT  AT THE  MEETING,  PLEASE
COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 20, 1997

                            ENTERPRISE BANCORP, INC.
                                      PROXY

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. The Board of Directors recommends a vote FOR Proposals 1 and 2. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1 and 2.

Name: _______________________________________________________________________

No. of Shares Represented by Proxy: ___    [X]  Please mark your votes this way.

         The undersigned, a stockholder of Enterprise Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoint(s) George L. Duncan and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments thereof, to be held at the Sheraton Inn Riverfront, 50 Warren Street, Lowell, Massachusetts, on Tuesday, May 6, 1997, at 4:00 P.M. as specified herein as to each of the proposals 1 and 2 below:


Proposal 1:  Election of Directors                    For All     Withheld from
                                                      Nominees    All Nominees
Gerald G. Bousquet, Kathleen M. Bradley, James         [   ]          [   ]
F. Conway, III and Nancy L. Donahue
[  ]     FOR ALL NOMINEES except as noted below (write name(s) of nominee(s) in the space provided below):

-------------------------------------------------------------------------------
                                                    For     Against   Abstain
Proposal 2: Ratification of appointment of KPMG    [   ]     [   ]     [   ]
Peat Marwick LLP as the Company's independent
auditors for the fiscal year ending December 31,
1997


By execution and delivery of this proxy, the undersigned acknowledge(s) and agree(s) that the proxies named herein are authorized to vote, in their discretion and in accordance with their best judgment, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

                                     I plan to attend the Meeting       [   ]

                                     Mark here for address change       [   ]
                                     Please note address change at the left


Signature_______________Date______   Signature________________________Date______

Please date and sign exactly as name appears herein and return in the enclosed envelope. When shares are held by joint owners, both should sign. Executors, administrators, trustees and others signing in a representative capacity should give their full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.